Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

Interactive Technologies.com, Ltd.

      We have issued our Report dated March 10, 2000 (except for Note V, as to which is dated April 26, 2000) accompanying the consolidated financial statements of Interactive Technologies.com, Ltd. contained in the Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form SB-2 and prospectus, and to the use of our name as it appears under the caption "Experts."


                                          Grant Thornton LLP

Miami, Florida
August   , 2000